INDUSTRIAL & RESEARCH ASSOCIATES CO.

                                                           LANDLORD

                                      WITH

                        UNIFORCE STAFFING SERVICES, INC.

                                                           TENANT

                               AGREEMENT OF LEASE

Premises -                 415 Crossways Park Drive
                           Woodbury, New York 11797


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                                                 TABLE OF CONTENTS

ARTICLE                                                                 PAGE

I       DEMISE                                                             1

II      TERM                                                               2

III     BASIC RENT - ADDITIONAL RENT                                       4

IV      UTILITIES AND SERVICES                                             6

V       LANDLORD'S WORK, REPAIR AND MAINTENANCE                            7

VI      CHANGES AND ALTERATIONS - SURRENDER OF                             9
            DEMISED PREMISES

VII     COMPLIANCE WITH ORDERS, ORDINANCES, ETC.                           11

VIII    MECHANIC'S LIENS                                                   12

IX      INSPECTION OF DEMISED PREMISES BY LANDLORD                         13

X       RIGHT TO PERFORM COVENANTS                                         14

XI      DAMAGE OR DESTRUCTION                                              15

XII     CONDEMNATION                                                       18

XIII    BANKRUPTCY OR OTHER DEFAULT                                        21

XIV     CUMULATIVE REMEDIES - NO WAIVER                                    30

XV      SUBORDINATION                                                      31

XVI     QUIET ENJOYMENT                                                    32

XVII    NOTICES                                                            33

XVIII   DEFINITION OF CERTAIN TERMS, ETC.                                  34

XIX     INVALIDITY OF PARTICULAR PROVISIONS                                35

XX      COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES                   36

XXI     INSURANCE                                                          37

XXII    USE, ASSIGNMENT OR SUBLETTING                                      38

XXIII   RULES AND REGULATIONS                                              40

XXIV    LANDLORD'S LIABILITY                                               41

XXV     ENTIRE AGREEMENT                                                   42

XXVI    CERTIFICATES                                                       43


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XXVII   SECURITY                                                           44

XXVIII  BROKER                                                             45

XXIX    SIGNS                                                              46

XXX     HOLDING OVER                                                       47

XXXI    ENVIRONMENTAL REPRESENTATION                                       48

                    EXHIBITS

                    Demised Premises                            "A"
                    Building Site Plan                          "B"
                    Work Letter                                 "C"
                    Cleaning Specifications                     "D"
                    Rules & Regulations                         "E"

                  THIS INDENTURE OF LEASE made the 15th day of January, 1996 by and between INDUSTRIAL & RESEARCH ASSOCIATES CO., a co- partnership, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and UNIFORCE STAFFING SERVICES, INC., with offices at 1335 Jericho Turnpike, New Hyde Park, New York 11040, hereinafter referred to as the "TENANT".

                               W I T N E S S E T H

                  WHEREAS, the LANDLORD is the owner in fee of the premises hereinafter demised

                  NOW, THEREFORE, LANDLORD and TENANT covenant and agree as follows:

                                    ARTICLE I

                                     DEMISE

                  Section 1.1 The LANDLORD, for and in consideration of the rents, covenants and agreements hereinafter reserved and contained herein, hereby leases and TENANT does hereby take and hire, upon and subject to the covenants and conditions hereinafter expressed which the TENANT agrees to keep and perform, the premises shown on the floor plan annexed hereto as Exhibit "A", hereinafter called the "Demised Premises" consisting of 23,360 square feet rentable in the building as shown on the Plan annexed hereto and marked Exhibit "B", situated at 415 Crossways Park Drive, Woodbury, New York 11797, together with

                                        1


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the right to use, in common with other tenants of the LANDLORD in this and other buildings, the parking area shown on Exhibit "B" (hereinafter called "parking area") for the parking of automobiles of employees, customers, invitees or licensees of the TENANT and other tenants of the LANDLORD. TENANT shall be entitled to twelve (12) reserved parking spaces as noted on Exhibit "B".

                                   ARTICLE II

                                      TERM

                  Section 2.1 The basic term of this lease (hereinafter referred to as the "Term") shall commence within five (5) days from the date the LANDLORD gives notice to the TENANT that the LANDLORD has substantially completed the work set forth on the Work Letter attached hereto as EXHIBIT "C". LANDLORD represents that LANDLORD shall use reasonable commercial efforts to substantially complete the Demised Premises in the time frame noted in Section
2.4. The term "substantially completed" as used herein shall be deemed to mean so complete as to allow the TENANT to enter the Demised Premises and conduct its normal business operations therein even though there may be minor items of decoration or construction to be completed. At the time of the commencement of the lease the LANDLORD shall have received a temporary or permanent Certificate of Occupancy for the Demised Premises (unless any work to be done therein, by the TENANT shall prevent the issuance of either such Certificate of Occupancy) and the air conditioning, heating, plumbing and electrical systems in the Demised Premises in the building shall be in working order and the said Demised Premises shall be free of debris.

                  After the LANDLORD substantially completes the Demised Premises, the TENANT shall provide a "punch list" to the LANDLORD of any open items of construction to be completed and LANDLORD shall complete said "punch list" items within thirty days of receipt.

                  Section 2.2 The term of this lease shall be for ten
(10) years and two (2) months.

                  The term "lease year" as used herein or "year" as used herein, shall mean a twelve (12) month period. The first lease year shall commence on the date of the term hereof, but if such date of commencement shall be a date other than the first day of a month, the first lease year shall commence on the first day of the month following the month in which the term of the lease commences. Each succeeding lease year during the term hereof shall commence on the anniversary date of the first lease year.

                  Section 2.3 Immediately following the determination of the commencement date of the term of this lease, the LANDLORD and the TENANT, at the request of either party, shall execute an agreement in recordable form, setting forth both the dates of the commencement of the term of this lease and the date of the termination hereof.

                  Section 2.4 The parties expect that the term of this lease will commence on the 1st day of April, 1996, and end on the 31st day of May, 2006. In the event, however, that the LANDLORD is unable to substantially complete the work set forth on Exhibit "C" by reason of strikes, inability to obtain materials, governmental regulations, acts of God or other matters beyond LANDLORD's control then and in that event the provisions of Section "2.1" shall control the commencement of the term hereof.

                  Notwithstanding anything to the contrary herein, provided that the lease and all associated documents are executed by the 15th day of January, 1996 and all finishes and special requirements as per #11 of Exhibit C are finalized by the 29th day of January, 1996, the TENANT shall have the option, but not the obligation, to cancel this lease should the LANDLORD be unable to deliver the Demised Premises substantially completed by the 15th day of May, 1996. TENANT shall notify the LANDLORD in writing of TENANT'S intention to cancel this lease no later than the 1st day of May, 1996. LANDLORD shall immediately respond to the TENANT of LANDLORD's ability to deliver the Demised Premises by the 15th day of May, 1996 and provided LANDLORD shall substantially complete the Demised Premises by the 15th day of May, 1996, TENANT's notification to the LANDLORD shall be of no further force and effect. Should the lease have to be cancelled all monies paid to the LANDLORD by the TENANT shall be returned within 30 days of the cancellation and neither party shall have any further obligation to each other and the lease shall be null and void.

                                   ARTICLE III
                          BASIC RENT - ADDITIONAL RENT

                  Section 3.1 Commending two (2) months after the rent commencement date, the TENANT shall pay to the LANDLORD an Annual Basic Rent to INDUSTRIAL & RESEARCH ASSOCIATES CO. at P.O. Box 9020, Hicksville, New York 11802-9020 in equal monthly installments in advance of or on the first day of each month without notice and demand and without abatement, deduction or set-off of any amount whatsoever as per the following schedule:

   TERM                       BASIC ANNUAL RENT                   MONTHLY RENT
06/01/96-05/31/97             $443,840.00                         $36,986.67
06/01/97-05/31/98             $463,969.00                         $38,641.33

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06/01/98-05/31/99             $483,552.00                         $40,296.00
06/01/99-05/31/2000           $503,408.00                         $41,950.67
06/01/00-05/31/01             $523,264.00                         $43,605.33
06/01/01-05/31/02             $543,120.00                         $45,260.00
06/01/02-05/31/03             $562,976.00                         $46,914.67
06/01/03-05/31/04             $582,832.00                         $48,469.33
06/01/04-05/31/05             $602,688.00                         $50,224.00
06/01/05-05/31/06             $622,544.00                         $51,878.67

The fractional rent, if any, from the rent commencement date (as above provided) to the date of the first day of the following month shall be paid by the TENANT to the LANDLORD within five (5) days after the rent commencement date. The LANDLORD acknowledges receipt of $147,946.68 representing the rent for the first four (4) full months for which rent is due hereunder.

                  Section 3.2 In the event that LANDLORD or any major tenant of the building should contest any taxes or assessments levied against the building, the TENANT agrees to cooperate but is not obligated to contribute to any expenses incurred by the LANDLORD in any such proceeding or action.

                  Section 3.3 Rent and Additional Rent shall be payable in lawful money of the United States to the LANDLORD at P.O. Box 9020, Hicksville, New York 11802-9020, or at such other place as the LANDLORD may from time to time designate, in advance, without notice, demand, offset or deduction except as specifically set forth herein. In the event any payment of Basic Rent or Additional Rent shall not be made to LANDLORD within ten days of the due date hereof there shall be added to the amount a sum equal to five percent of the unpaid items to help to defray LANDLORD'S additional costs for additional bookkeeping and other costs in connection therewith.

                  Notwithstanding the above, TENANT shall be permitted one late payment per year without any penalties accruing until LANDLORD gives notice to the TENANT and TENANT'S time to cure said default has expires.

                                   ARTICLE 1V

                             UTILITIES AND SERVICES

                  Section 4.1 TENANT shall pay for all energy used or consumed in the Demised Premises, including energy used for HVAC. TENANT shall contract directly with the utility company for same (gas and electric). LANDLORD represents that the meters servicing the Demised Premises are only for the use of the TENANT.

                  Section 4.2 LANDLORD shall supply, at LANDLORD'S own cost and expense, water to the building of which the Demised Premises form a part for office building consumption.

                  Section 4.3 The LANDLORD covenants to provide and pay for cleaning services by LANDLORD's cleaner as per the Cleaning Specifications attached hereto and made a part hereof as Exhibit "D".

                  Section 4.4 TENANT agrees to give at least seven days' prior written notice to LANDLORD of the date of any relocation into or final move out of, and the time thereof and TENANT shall

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use the loading areas designated by LANDLORD for such moving and deliveries, and to otherwise abide by the Rules established by LANDLORD as respect deliveries to or moving into or out of the Demised Premises. TENANT shall supply at TENANT'S cost and expense protective coverings to protect the floors and walls of the Building when moving into or out of the Demised Premises or when receiving or sending any bulky or heavy materials.

                                    ARTICLE V
                     LANDLORD'S WORK, REPAIR AND MAINTENANCE

                  Section 5.1 The LANDLORD agrees at its own cost and expense to do the work relating to the Demised Premises in accordance with the plans and Work Letter attached hereto, as Exhibits "A" and "C" respectively.

                  Section 5.2 TENANT may have its workmen commence work in the Demised Premises prior to the substantial completion of LANDLORD'S work, provided that such workmen do not in any manner interfere with or impede LANDLORD'S workers. In the event that TENANT'S workers shall interfere with or impede LANDLORD'S workers, then upon notice from LANDLORD, TENANT will immediately remove its workers from the Demised Premises. TENANT'S entry into the Demised Premises for the purpose of making TENANT'S installations shall not be deemed a waiver of any of the TENANT'S rights under the lease, nor shall the same be deemed an acceptance of the work to be done by the LANDLORD hereunder.

                  Section 5.3 The TENANT covenants throughout the term of this lease, at the TENANT'S sole cost and expense to take good

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care of the interior of the Demised Premises and keep the same in good order and condition and to make all repairs therein except (i) as provided in Section "5.4" hereof and (ii) for reasonable wear and tear.

                  Section 5.4 The LANDLORD covenants throughout the term of this lease, at the LANDLORD'S sole cost and expense, to make all structural repairs to the building in which the Demised Premises are located and shall also maintain and keep in good repair the building's sanitary, plumbing, electrical, sprinklers, heating, air conditioning and other systems servicing or located, in or passing through the Demised Premises, other than

                           (i) To any systems, facilities and equipment
installed on behalf of the TENANT; and

                           (ii) To any of the improvements to the interior of
the Demised Premises undertaken and completed by the TENANT; and

                           (iii) Any repairs which are necessitated by any
act or omission of the TENANT, its agents, servants, employees or invitees, which repairs TENANT shall make at its own cost and expense.

                  Section 5.5 Except as expressly provided otherwise in this lease, there shall be no allowance to the TENANT or diminution of rent and no liability on the part of the LANDLORD by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the building, on the Demised Premises, in the parking area, or in and to the fixtures, appurtenances and equipment thereof. The LANDLORD agrees to do any work to be done by it in such a manner as not to unreasonably interfere with the TENANT'S use of the Demised Premises.

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

                                   ARTICLE VI

            CHANGES AND ALTERATIONS -- SURRENDER OF DEMISED PREMISES

                  Section 6.1 The TENANT shall have the right, at any time and from time to time, during the term of this lease to make such nonstructural changes and alterations to the Demised Premises as the TENANT shall deem necessary or desirable. However, all changes and alterations must be made with the written consent of the LANDLORD, which shall not be unreasonably withheld or delayed, and any alterations affecting HVAC and electrical work, including lighting, must be done by the LANDLORD at TENANT'S sole cost and expense, which cost shall be commercially competitive.

                  Section 6.2 Except as noted in Article XXIX, the TENANT agrees not to place any signs on the roof or on or about the inside or outside of the building in which the Demised Premises are situated, except for signs inside of the Demised Premises which may not be seen from the outside.

                  Section 6.3 All improvements and alterations made or installed by or on behalf of the TENANT, shall immediately upon completion of installation thereof be and become the property of the LANDLORD without payment therefore by the LANDLORD, with the exception of TENANT'S trade fixtures, which TENANT may remove provided TENANT restores any damage caused by said removal.

                  Section 6.4 The TENANT shall, upon the expiration of earlier termination of this lease, surrender to the LANDLORD the Demised

Premises, together with all alterations and replacement thereto, in good order and condition, except for reasonable wear and tear or damage by fire or casualty.

                  If the TENANT shall make any alterations or changes or additions to the Demised Premises, after the commencement of the term of this lease, and LANDLORD shall desire the same to be removed upon the expiration of the term hereof, then upon LANDLORD'S giving notice to the TENANT of its desire to have the same removed, the TENANT will remove the same prior to the expiration of the term hereof at TENANT'S sole cost and expense and TENANT will, at its own cost and expense, restore the premises to the condition which they were in just prior to the commencement of the term hereof, normal wear and tear and damage by fire excepted. Said notice to remove and restore shall be given to the TENANT along with the permission to the TENANT to make such additions and/or alterations.

                  Section 6.5 In connection with any alterations to the Demised Premises done by TENANT including decorating, prior to any work being commenced, TENANT shall supply to LANDLORD: (i) liability insurance from the Contractor doing the work in an amount not less than Two Million Dollars (inclusive of any umbrella policy), naming LANDLORD as an additionally named insured; (ii) evidence that all workers doing work in the demised premises are covered by Workmen's Compensation Insurance; (iii) an agreement from TENANT's contractor to remove all debris from the premises shown on Exhibit "B" after 6:00 P.M. at the end of each day's work. In the event TENANT'S contractor shall fail to remove debris on a daily basis, as hereinabove provided after one days' notice by the LANDLORD, LANDLORD may order said contractors off the premises and refuse them access to the Building thereafter.

                                   ARTICLE VII

                    COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

                  Section 7.1 The TENANT covenants throughout the term of this lease and any renewals hereof, at the TENANT'S sole cost and expense, to comply with all laws and ordinances and the orders and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, which may be applicable to the TENANT'S particular use or occupancy of the Demised Premises. TENANT shall only be responsible for non-structural alterations.

                  Section 7.2 The TENANT shall have the right to contest by appropriate legal proceedings, in the name of the TENANT or the LANDLORD or both, but without cost or expense to the LANDLORD, the validity of any law, ordinance, order or requirement of the nature referred to in Section "7.1" hereof. Provided such noncompliance does not subject the LANDLORD to any criminal liability for failure so to comply therewith, the TENANT may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch, and if any lien or charge is incurred by reason of noncompliance, the TENANT may nevertheless make the contest aforesaid and delay compliance as aforesaid, provided that the TENANT indemnifies the LANDLORD against any loss or injury by reason of such noncompliance or delay therein.

                  Section 7.3 LANDLORD covenants and agrees that at the time of the commencement of the term of this lease the Demised Premises shall comply with all laws, ordinances and regulations applicable thereto.

                                  ARTICLE VIII

                                MECHANIC'S LIENS

                  Section 8.1 The TENANT covenants not to suffer or permit any mechanic's liens to be filed against the fee interest of the LANDLORD nor against TENANT'S leasehold interest in the Demised Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the TENANT or any contractor, subcontractor or any other party or person acting at the request of the TENANT, or anyone holding the Demised Premises or any part thereof through or under the TENANT. TENANT agrees that in the event any mechanic's lien shall be filed against the fee interest of the LANDLORD or against the TENANT'S leasehold interest the TENANT shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or order of a court of competent jurisdiction or otherwise.

                  If TENANT shall fail to cause such lien to be discharged or bonded with the period aforesaid, then in addition to any other right or reedy, LANDLORD may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, by procuring the discharge of such lien by deposit by bonding proceedings, and in any such event, LANDLORD shall be entitled, if LANDLORD so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by LANDLORD and all reasonable costs and expenses incurred by LANDLORD or the fee owner in connection therewith, including but not limited to premiums on any bonds filed and attorneys' fees, shall constitute Additional Rental payable by TENANT under this lease and shall be paid by TENANT to LANDLORD within ten days of demand therefor.

                                   ARTICLE IX

                   INSPECTION OF DEMISED PREMISES BY LANDLORD

                  Section 9.1 The TENANT agrees to permit the LANDLORD and the authorized representatives of the LANDLORD to enter the Demised Premises at all reasonable times during TENANT'S usual business hours for the purpose of (a) inspecting the same, and (b) making any necessary repairs to the Demised Premises.

                  Section 9.2 The LANDLORD is hereby given the right during TENANT'S usual business house to enter the Demised Premises to exhibit the same for the purpose of sale or mortgage and, during the last six (6) months of the initial term or at anytime if the TENANT defaults in any of the terms, covenants and conditions of this lease, to exhibit the same to prospective tenants for the purposes of renting.

                  Section 9.3 With regard to Sections 9.1 and 9.2, except for the case of an emergency situation, LANDLORD shall, if possible, give reasonable notice to TENANT of LANDLORD'S intention to inspect the premises or to make repairs and shall use commercially reasonable efforts not to unduly disrupt TENANT'S operations.

                                    ARTICLE X

                           RIGHT TO PERFORM COVENANTS

                  Section 10.1 The Tenant covenants and agrees that if the TENANT shall at any time fail to make any payment or perform any other act on its part to be made or performed under this lease, the LANDLORD, after the expiration of any time limitation set forth in this lease (except in cases of emergency) may, but shall not be obligated to, make such payment or perform such other act to the extent the LANDLORD may deem reasonably desirable, and in connection therewith to pay reasonable expenses and employ counsel. All sums so paid by the LANDLORD and all expenses in connection therewith shall be deemed additional rent hereunder and be payable to the LANDLORD on the first day of the next month and the LANDLORD shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of the basic rent reserved hereunder.

                                   ARTICLE XI

                              DAMAGE OR DESTRUCTION

                  Section 11.1 A. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, TENANT shall give immediate notice thereof the LANDLORD and this lease shall continue in full force and effect except as hereinafter set forth.

                           B.  If the Demised Premises are partially damaged
or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of LANDLORD to the extent that said damages include those installations originally installed by LANDLORD pursuant to the Floor Plan and Work Letter attached hereto known as Exhibits "A" and "C" respectively.

                           C.  If the Demised Premises are totally damaged or
rendered wholly unusable by fire or other casualty, then the LANDLORD shall have the right to elect not to restore the same as hereinafter provided.

                           D.  If the Demised Premises are rendered wholly
unusable or (whether or not the Demised Premises are damaged in whole or in part) if the building shall be so damaged that LANDLORD shall decide to demolish it or not to rebuild it, then, in any of such events, LANDLORD may elect to terminate this lease or rebuild by written notice to TENANT given within ninety
(90) days after such fire or casualty specifying a date for the expiration of the lease or rebuilding, which date shall not be more than sixty (60) days after the giving of such notice. Upon the date specified in a notice termination the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and TENANT shall forthwith quit, surrender and vacate the premises without prejudice however, to LANDLORD'S rights and remedies against TENANT under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of destruction and any payments of rent made by TENANT which were on account of any period subsequent to such date shall be returned to TENANT. Unless LANDLORD shall serve a termination notice as provided for herein, LANDLORD shall make the repairs and restorations under the conditions of "B" and "C" hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond LANDLORD'S control.

                  Notwithstanding anything contained to the contrary herein, should the Demised Premises not be restored within 210 days of fire or other casualty, then the TENANT shall have the option of canceling this lease agreement provided the TENANT gives the LANDLORD fifteen (15) days prior written notice of the TENANT'S intention to cancel this lease. Should the LANDLORD feel that the Demised Premises will be substantially restored within said fifteen
(15) day period, LANDLORD shall respond in writing to the TENANT and the TENANT'S notice to the LANDLORD shall be null and void and of no further force and effect.

                           E.  Nothing contained hereinabove shall relieve
TENANT from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectable and to the extent permitted by law, LANDLORD and TENANT each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. LANDLORD and TENANT'S insurance policies shall contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such policy can be obtained without additional premiums. In the event that there are additional premiums for such waiver of subrogation, the party in whose favor such waiver is intended shall have the option to either pay the additional premium or waive the condition that the other's policy contain the same. TENANT acknowledges that LANDLORD will not carry insurance on TENANT'S furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by TENANT and agrees that LANDLORD will not be obligated to repair any damage thereto or replace the same.

                           F.  TENANT hereby waives the provisions of Section
227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

                  Section 11.2 The TENANT shall not knowingly do or permit to be done any act or thing upon the Demised Premises, which will invalidate or be in conflict with fire insurance policies covering the building of which Demised Premises form a part, and fixtures and property therein. The TENANT shall at its expense comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body, which may be applicable to the the TENANT'S use and occupancy of the Demised Premises, provided that the necessity for such compliance results from the use and occupancy of the Demised Premises by the TENANT, and shall not do, or permit anything to be done, in or upon the Demised Premises or bring or keep anything therein, or use the Demised Premises in a manner which shall increase the rate of fire insurance on the building of which the Demised Premises form a part, or on the property located therein, over that in effect when the lease commenced, unless the TENANT shall reimburse the LANDLORD, as additional rent hereunder, for that part of all insurance premiums thereafter paid by the LANDLORD, which shall have been charged because of such failure or use by the TENANT, and shall make such reimbursement upon the first day of the month following written receipt of notice of such outlay by the LANDLORD and evidence of the payment thereof. TENANT'S proposed usage, as noted in Article XXII, shall not increase the building's insurance rates.

                  Section 11.3 Notwithstanding anything to the contrary contained in this lease, during any period after damage or destruction and until the premises have been restored, the TENANT shall be entitled to an abatement of rent and additional rent for the unusable portion of the Demised Premises, on a square foot basis.

                                   ARTICLE XII

                                  CONDEMNATION

                  Section 12.1 If the whole of the Demised Premises shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or eminent domain, or by agreement between LANDLORD and those having the authority to exercise such right (hereinafter called "Taking"), the term of this lease and all rights of TENANT hereunder, except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking and the rent or additional rent paid for a period after such date shall be refunded to TENANT upon demand.

                  Section 12.2 In the event of the Taking of less than the whole of the demised premises, or the whole or part of the parking area, this lease shall cease and expire in respect of the portion of the Demised Premises and/or the parking area taken upon vesting of title as a result of the Taking, and, if the Taking results in the portion of the Demised Premises remaining after the Taking being inadequate, in the judgement of TENANT, for the efficient, economical operation of the TENANT'S business conducted at such time in the Demised Premises, TENANT may elect to terminate this lease by giving notice to LANDLORD of such election not more than forty-five (45) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice to LANDLORD is given, and upon the date specified in such notice to LANDLORD, this lease and the term hereof shall cease and expire. If TENANT does not elect to terminate this lease aforesaid:

                           (i)  The new rent payable under this lease shall

be the product of the basic rent payable under this lease multiplied by a fraction, the numerator of which is the net rentable area of the Demised Premises remaining after the Taking, and the denominator of which is the net rentable area of the Demised Premises immediately preceding the Taking, and

                           (ii)  The net award for the Taking shall be paid
to and first used by LANDLORD, subject to the rights of mortgagee, to restore the portion of the Demised Premises and the building remaining after the Taking to substantially the same condition and tenantability (hereinafter called the "Pre-Taking Condition") as existed immediately preceding the date of the Taking.

                  Section 12.3 In the event of a Taking of less than the whole of the Demised Premises which occurs during the period of two (2) years next preceding the date of expiration of the term of this lease, LANDLORD or TENANT may elect to terminate this lease by giving notice to the other party to this lease of such election, not more than forty-five (45) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given, and upon the date specified in such notice, this lease and the term hereof shall cease and expire and all rent and additional rent paid under this lease for a period after such date of termination shall be refunded to TENANT upon demand. On or before such date of termination, TENANT shall vacate the Demised Premises, and any of TENANT'S property remaining in the Demised Premises subsequent to such date of termination shall be deemed abandoned by TENANT and shall become the property of LANDLORD.

                  Section 12.4 In the event of a Taking of the Demised Premises or any part thereof, and whether or not this lease is terminated, TENANT shall have no claim against LANDLORD or the condemning authority for the value of the unexpired term of this lease, but:

                           (i)  TENANT  may   interpose  and  prosecute  in  any
proceedings in respect of the Taking, independent of any claim of LANDLORD, a claim for the reasonable value of TENANT'S fixtures and

                           (ii) A claim for TENANT'S moving expenses.

                                  ARTICLE XIII

                           BANKRUPTCY OR OTHER DEFAULT

                  Section 13.1 A. Events of Bankruptcy. The following shall be Events of Bankruptcy under this lease:

                  (i) TENANT'S becoming insolvent, as the term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code") or under the insolvency laws of New York State;

                  (ii) The appointment of a Receiver of Custodian for any or all of TENANT'S property or assets;

                  (iii) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws:

                  (iv) The filing of an involuntary petition against TENANT as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or,

                  (v) TENANT'S making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

                  B.  Landlord's Remedies.

                  (i) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, LANDLORD shall have the right to terminate this lease by giving thirty days prior written notice to TENANT, provided, however, that this Section "13.1 (B) (i)" shall have no effect while a case in which TENANT is the subject debtor under the Bankruptcy Code is pending, unless TENANT or its Trustee in bankruptcy is unable to comply with the provisions of Sections "13.1 (B) (V)' and '13.1 (B) (vi)' below. If TENANT or its Trustee is unable to comply with Sections "13.1 (B) and (v)" and "13.1 (B) (vi)" below, this lease shall automatically cease and terminate, and TENANT shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section "13.1 (B)
(i)". Any other notice to quit, or notice of LANDLORD'S intention to re-enter is hereby expressly waived. If LANDLORD elects to terminate this lease, everything contained in this lease on the part of LANDLORD to be done and performed shall cease without prejudice, subject, however, to the right of LANDLORD to recover from TENANT all rent and any other sums accrued up to the time of termination or recovery of possession by LANDLORD, whichever is later, and nay other monetary damages or loss of reserved rent sustained by LANDLORD.

                  (ii) Suit for Possession. Upon termination of this lease pursuant to Section "13.1 (B) (i)", LANDLORD may proceed to recover possession under any by virtue of the provisions of the laws of the State of New York, or by such other proceedings, including re-entry and possession, as may be applicable.

                  (iii) Reletting of Premises. Upon termination of this lease pursuant to Section "13.1 (B) (i)", the premises may be relet by LANDLORD for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental reserved under this lease (and any of the costs, expenses, or damages indicated below shall not be realized by LANDLORD, TENANT shall be liable for all reasonable damages sustained by LANDLORD, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises in the first class rentable condition. LANDLORD, in putting the premises in good order or preparing the same for re- rental may, at LANDLORD'S option, make such alterations, repairs, or replacements in the premises as LANDLORD, in LANDLORD'S reasonable sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release TENANT from liability hereunder as aforesaid. LANDLORD shall in no event be liable in any way whatsoever for failure to relet the premises, and in no event shall TENANT be entitled to receive any excess, if any, of such net rent collected over the sums payable by TENANT to LANDLORD hereunder.

                  (iv) Monetary Damages. Any damage or loss of rent sustained by LANDLORD as a result of an Event of Bankruptcy may be recovered by LANDLORD, at LANDLORD'S option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this lease (in which event TENANT hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this lease, in which event TENANT agrees to pay LANDLORD the difference between the present value of the rent reserved under this lease on the date of breach, discounted at eight percent per annum, and the fair market rental value of the Demised Premises on the date of breach. In the event TENANT becomes the subject debtor in a case under the Bankruptcy Code the provisions of this Section "13.1 (B) (iv)" may be limited by the limitations of damage provisions of the Bankruptcy Code.

                  (v) Assumption or Assignment by Trustee. In the event TENANT becomes the subject debtor in a case pending under the Bankruptcy Code, LANDLORD'S right to terminate this lease pursuant to this Section "13.1" shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this lease. The

Trustee  shall not have the right to assume or  assign  this  lease  unless  the
Trustee: (a) Promptly cures all defaults under this lease, (b) promptly compensates LANDLORD for monetary damages incurred as a result of such default, and (c) provides adequate assurance of future performance.

                  (vi) Adequate Assurance of Future Performance. LANDLORD and TENANT hereby agree in advance that adequate assurance of future performance, as used in Section "13.1 (B) (v)" above, shall mean that all of the following minimum criteria must be met:

                  (a) The Trustee must pay to LANDLORD, at the time the next payment of rent is then due under this lease, in addition to such payment of rent, an amount equal to the next three month's rent due under this lease, said amount to be held by LANDLORD in escrow until either the Trustee or TENANT defaults in its payment of rent or other obligations under this lease (whereupon LANDLORD shall have the right to draw such escrow funds) or until the expiration of this lease (whereupon the funds shall be returned to the Trustee or Tenant);

                  (b) The TENANT or Trustee must agree to pay to the LANDLORD, at any time the LANDLORD is authorized to and does draw on the funds escrowed pursuant to Section "13.1 (B) (vi) (a)" above, the amount necessary to restore such escrow account to the original level required by said provision;

                  (c) Tenant must pay its estimated pro-rata share of the cost of all services provided by LANDLORD (whether directly or through agents or contractors, if the cost of such service is the responsibility of the TENANT or is to be passed through to TENANT) in advance of the performance or provision of such services;

                  (d) The Trustee must agree that TENANT'S business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises;

                  (e) The Trustee must agree that the use of the premises as stated in this lease will remain unchanged;

                  (f) The Trustee must agree that the assumption or assignment of this lease will not violate or affect the rights of other tenants of the LANDLORD.

                  (vii) Failure to Provide Adequate Assurance. In the event TENANT is unable to:

                  (a)  cure its defaults; or

                  (b)  reimburse LANDLORD for its monetary damages; or

                  (c) pay the rent due under this lease, on time (or within five days of the due date); or,

                  (d) meet the criteria and obligations imposed by Section "13.1
(B) (vi)" above; then TENANT agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this lease may be terminated by LANDLORD in accordance with Section "13.1 (B) (i)" above.

                  Section 13.2  Default of TENANT

                  A. Events of default. The following shall be events of default under this lease.

                  (i) TENANT'S failure to pay any monthly installment of Basic Annual Rent or Additional Rent, the amount of which has been ascertained, within ten days after notice of such failure from LANDLORD.

                  (ii) TENANT'S failure to make any other payment required under this lease i such failure shall continue beyond ten days after LANDLORD'S notice that the same has not been paid.

                  (iii) TENANT'S violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by TENANT if such violation or failure continues for a period of five days if it affects other tenants of the building or ten days in all other cases, after LANDLORD'S written notice thereof to TENANT, provided that no such notice shall be required if TENANT has received a similar notice within one hundred eighty days of such violation or failure.

                  (iv) In the event of any violation or failure to perform a covenant as contemplated in Section '13.2(A) (iii)', and if such covenant cannot be performed within the said five day or ten day period, whichever the case may be, then and in that even , providing TENANT has promptly commenced to cure such violation and is diligently proceeding with the cure the time within which TENANT may cure the same shall be extended to such reasonable time as may be necessary to cure the same with all due diligence.

                  B. If an Event of Default as hereinabove specified in Section '13.2(A) (i), (ii) or (iii)' shall occur, and shall not be cured within the time period specified in LANDLORD's notice, or as to a default provided for in Section '13.2(A) (iii)' if same shall recur within 180 days of LANDLORD'S last notice of same or if TENANT has commenced a cure but fails to diligently proceed with same after five (5) days notice from LANDLORD then:

                  (i) LANDLORD may give TENANT a five day notice of its intention to end the term of this lease, and thereupon, at the expiration of said five day period, this lease shall expire as fully and completely as if the day were the date herein originally fixed for the expiration of the term, and TENANT shall then quit and surrender the premises to LANDLORD but TENANT shall continue to remain liable as hereinafter provided; or, (ii) LANDLORD, without prejudice to any other right or remedy of LANDLORD, held hereunder or by operation of law, and notwithstanding any waiver of any breach of a condition or Event of Default hereunder, may, at its option and without further notice, re-enter the Demised Premises or dispossess TENANT and any legal representative or successor of TENANT or other occupant of the premises by summary proceedings or other appropriate suit, action or proceeding or otherwise and remove his, her or its effects and hold the Demised Premises as if this lease had not been made; and TENANT hereby expressly waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

                  Section 13.3 Notwithstanding such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, as provided in Section '13.2' above, TENANT shall continue liable during the full period which would otherwise have constituted the balance of the term hereof, and shall pay as liquidated damages at the same times as the Basic Annual Rent and Additional Rent and other charges become payable under the terms hereof, a sum equivalent to the Basic Annual Rent and Additional

Rent and other charges reserved herein (less only the net proceeds of reletting as hereinafter provided), and LANDLORD may rent the Demised Premises either in the name of LANDLORD may rent the Demised Premises either in the name of LANDLORD or otherwise, reserving the right to rent the Demised Premises for a term of terms which may be less than or exceed the period which would otherwise have been the balance of the term of this lease without releasing the original TENANT from any liability, applying any monies collected, first to the expense of resuming or obtaining possession, next to restoring the premises to a rentable condition, and then to the payment of any brokerage commissions and legal fees in connection with the reletting of the Demised Premises and then to the payment of the Basic Annual Rent, Additional Rent and other charges due and to grow due to LANDLORD hereunder, together with reasonable legal fees of LANDLORD therefore.

                  Section 13.4 LANDLORD and TENANT do hereby mutually waive trial by jury in any action, proceeding or counterclaim brought by either
LANDLORD or TENANT against the other with regard to any matters whatsoever arising out of or in any way connected with this lease, the relationship of LANDLORD and TENANT, and TENANT'S use or occupancy of the Demised Premises, provided such waiver is not prohibited by any laws of the State of New York. Any action or proceeding brought by either party hereto against the other, directly or indirectly, arising out of this agreement (except for a summary proceeding), shall be brought in a court in the County in which the Demised Premises are located and all motions in any such action shall be made in such County.

                  Section 13.5 TENANT hereby agrees that in any action or summary proceeding brought by LANDLORD for the recovery of Basic Annual Rent or Additional Rent, it will not interpose any non-compulsatory counter-claim or set-off nor will TENANT seek to consolidate or join for trial any such action or proceeding with any other action or proceeding.

                  Section 13.6 If TENANT shall default in the observance or performance of any term or covenant on TENANT'S part to be observed or performed under or by virtue of any of the terms or provisions in this article of this lease, LANDLORD may immediately or at any time thereafter and without notice perform the same for the account of TENANT and if LANDLORD makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and the sum shall be due immediately upon LANDLORD incurring same and may be included as an item of additional rent in any summary proceeding instituted by the LANDLORD.

                  Section 13.7 In the event of any default by the TENANT or LANDLORD hereunder and either shall commence any action or other proceeding against the other in which the other shall be successful, or which shall be settled by the payment of a sum of money to the successful party by the unsuccessful party, the unsuccessful party agrees to reimburse the successful party for reasonable attorneys' fees in connection with such action or proceeding.

                                   ARTICLE XIV

                        CUMULATIVE REMEDIES -- NO WAIVER

                  Section 14.1 The specific remedies to which the LANDLORD or the TENANT may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means or redress of which they may be lawfully entitled in case of any beach or threatened breach by either of them of any provision of this lease. The failure of the LANDLORD to insist in any one or more cases upon the strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the LANDLORD of rent with knowledge of the breach of any covenant thereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either party hereto of any provision in this lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by both the LANDLORD and the TENANT. In addition to the other remedies in this lease provided, the LANDLORD shall be entitled to restraint by injunction of any violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this lease or to a decree compelling performance of any such covenants, conditions or provisions.

                                   ARTICLE XV

                                  SUBORDINATION

                  Section 15.1 It is hereby expressly agreed that this lease and all rights of the TENANT hereunder shall be subject and subordinate at all times to any mortgages and any renewals, replacements, extensions of modifications thereof which may now be or shall hereafter become liens on the Demised Premises or the land and building of which the same form a part. The TENANT agrees that at any time upon ten (10) days' written notice the TENANT will execute and deliver to the LANDLORD a subordination agreement confirming the provisions of this article. Failure of TENANT to execute and deliver such agreement shall not affect the subordination provided for hereunder.

                  Section 15.2 This lease is specifically made subordinate to a mortgage give to Crossways Capital II and notwithstanding whether or not any formal subordination agreement is executed, this lease shall at all times be subordinate to any replacements, extensions, modifications or consolidations thereof.

                                   ARTICLE XVI

                                 QUIET ENJOYMENT

                  Section 16.1 The LANDLORD covenants and agrees that the TENANT, upon paying the basic rent and all other charges herein provided and observing and keeping the covenants, agreements and conditions of this lease on its party to be kept, shall and may peaceably and quietly hold, occupy and enjoy the Demised Premises during the term of this lease.

                                  ARTICLE XVII

                                     NOTICES

                  Section 17.1 All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the LANDLORD to the TENANT shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid or overnight carrier, such as Federal Express, addressed to the TENANT at the Demised Premises or Temporary Demised Premises, or at such other place as the Tenant may from time to time designate in a written notice to the LANDLORD. All notices, demands and requests by the TENANT to the LANDLORD shall be deemed to have been properly given if sent by United States registered or certified mail, or overnight carrier such as Federal Express, postage prepaid, addressed to the LANDLORD at the address first above written, or at such other place as the LANDLORD may from time to time designate in a written notice to the TENANT. Notices to the TENANT may be given by the attorney for the LANDLORD with the same force and effect as if given by the LANDLORD. Notices, demands and requests which shall be served upon LANDLORD or TENANT in the manner aforesaid shall be deemed to have been served or given for all purposes under this Lease at the time such notice, demand or requests shall be received or returned by Post Office or by an overnight carrier, such as Federal Express, as having been "refused" or "undeliverable".

                                  ARTICLE XVIII

                        DEFINITION OF CERTAIN TERMS, ETC.

                  Section 18.1 The captions of this lease are for convenience and reference only and in no way define, limit or describe the scope or intention of this lease or in any way affect this lease.

                  Section 18.2 The term "TENANT" as referred to hereunder shall refer to this TENANT and any successor or assignee of this TENANT.

                  Section 18.3 The term "LANDLORD" as used hereunder shall mean only the owner for the time being of the land and building of which the Demised Premises form a part, so that in the event of any sale or sales, or in the event of a lease of said land and building this LANDLORD shall be and hereby is entirely free and relieved of all covenants and obligations thereafter accruing hereunder, of LANDLORD hereunder and it shall be deemed and construed without further agreement between the parties, or their successors in interest, that the purchaser or lessee of the building has agreed to carry out all of the terms and covenants and obligations of the LANDLORD hereunder.

                                   ARTICLE XIX

                       INVALIDITY OF PARTICULAR PROVISIONS

                  Section 19.1 If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term of provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE XX

                COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

                  Section 20.1 It is further covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall bind and inure to the benefit of the LANDLORD, its successors and assigns, and the TENANT, its successors and assigns, subject to the provisions of this lease.

                                   ARTICLE XXI

                                    INSURANCE

                  Section 21.1 TENANT shall at all times during the term hereby carry Public Liability Insurance for the Demised Premises naming LANDLORD as an additional insured with combined single limits of $3,000,000.00 each occurrence and $3,000,000.00 aggregate for bodily injury and property damage.

                  Section 21.2 Prior to taking possession, TENANT shall deliver to the LANDLORD a certificate of the insurance company authorized to do business in the State of New York with a Bests rating of B+ or better, certifying that the aforesaid liability policy is in full force and effect. A certificate evidencing the renewal of such liability insurance policy shall be delivered to the LANDLORD at least twenty (20) days before the expiration thereof and each such renewal certificate shall include the LANDLORD as an additional insured. TENANT may carry aforesaid insurance as a part of a blanket policy provided, however, that a certificate thereof naming the LANDLORD as an additional insured is delivered to the LANDLORD as aforesaid. Such policy of insurance of certificate shall also provide that said insurance may not be canceled unless ten (10) days' notice is given to the LANDLORD prior to such cancellation and that the insurance as to the interest of the LANDLORD shall not be invalidated by any act or neglect of the TENANT.

                  Section 21.3 TENANT shall prior to doing any work in the Demised Premises obtain any and all permits necessary therefore and will provide Worker's Compensation Insurance and Liability Insurance in the limits provided for in Section "21.1" hereof.

                  Section 21.4 LANDLORD represents the LANDLORD'S cleaning contractor shall be bonded and insured.

                                  ARTICLE XXII

                          USE, ASSIGNMENT OR SUBLETTING

                  Section 22.1 The TENANT agrees to use the premises for general offices and related uses and for no other purpose.

                  Section 22.2 Unless the LANDLORD shall have given its consent thereto, this lease may not be assigned not may the Demised Premises be sublet in whole or in part. Such approval will not be unreasonably withheld or delayed. In determining the reasonableness, the LANDLORD shall take into consideration the use to which the sub-tenant will put the space and the nature of the sub-tenant's business in order to maintain the integrity of the building as a whole.

                  Section 22.3 Notwithstanding anything herein to the contrary, LANDLORD shall have the right of first refusal to recapture the leased premises or any part thereof, prior to any sublet or assignment. In the event TENANT shall desire to assign or sublet this lease, TENANT shall provide written notice of same to LANDLORD. LANDLORD shall, within thirty (30) days of receipt of such notice, notify TENANT as to whether or not LANDLORD desires to recapture the Demised Premises. In the event that LANDLORD shall elect to recapture the Demised Premises or any part thereof, provided same is the part that the TENANT desires to sublet, it shall be deemed that the space is recaptured by the LANDLORD on the thirtieth (30th) day following LANDLORD's notice to TENANT of its election. Within said thirty (30) day period, TENANT shall remove all of TENANT'S effects and personal property therefrom. If LANDLORD shall elect not to recapture the Demised Premises of any part thereof, TENANT may after prior written consent of the LANDLORD, whose consent shall not be unreasonably withheld or delayed, assign or sublet the Demised Premises subject to Section 22.4.

                  Section 22.4 In the event that TENANT shall assign this lease and shall receive any consideration therefore in excess of Basic Annual Rent and Additional Rents therein, one-half of such consideration shall be paid to the LANDLORD as additional rent. In the event TENANT shall sublet any of the space demised hereunder and the rent and/or additional rent reserved under any such sublease shall be in excess of the rent provided for hereunder, TENANT shall pay to the LANDLORD, as additional rent, as and when same is collected, one-half the difference between the rent and additional rent reserved herein and the rent and additional rent reserved in such sublease.

                  Section 22.5 In the event that any sub-tenant should hold over in the premises beyond the expiration of the term of this lease, the TENANT hereunder shall be responsible to the LANDLORD for all Basic Annual Rent and Additional Rent until the premises are delivered to the LANDLORD in the condition provided for in this lease.

                  Section 22.6 TENANT shall pay LANDLORD'S reasonable legal fees with reference to approving any assignment and assumption agreement.

                  Section 22.7 TENANT shall have the right to use the Demised Premises in common with TENANT'S subsidiaries and affiliates.

                                  ARTICLE XXIII

                              RULES AND REGULATIONS

                  Section 23.1 The TENANT agrees that it will abide by the rules and regulations attached hereto as Exhibit "E" and any reasonable amendments or additions thereto, provided the same are uniform as to all tenants. LANDLORD will not discriminate in the enforcement of any rules and regulations. In the event of a conflict between the lease and the rules and regulations, the lease shall govern.

                                  ARTICLE XXIV

                              LANDLORD'S LIABILITY

                  Section 24.1 In the event that the LANDLORD shall default under the terms of this lease and the TENANT shall recover a judgement against the LANDLORD by reason of such default or for any reason arising out of the tenancy or use of the premises by the TENANT or the lease of the premises to the TENANT, the LANDLORD'S liability hereunder shall be limited to the LANDLORD'S interest in the land and building of which the Demised Premises form a part and no further and the TENANT agrees that in any proceeding to collect such judgement, the TENANT'S right to recovery shall be limited to the LANDLORD'S interest in the land and building of which the Demised Premises form a part.

                                   ARTICLE XXV

                                ENTIRE AGREEMENT

                  Section 25.1 This instrument contains the entire agreement between the parties hereto and the same may not be changed, modified or altered except by a document in writing executed and acknowledged by the parties hereto.

                                  ARTICLE XXVI

                                  CERTIFICATES

                  Section 26.1 Upon request by the LANDLORD or the TENANT, the TENANT or the LANDLORD agrees to execute any certificate or certificates evidencing the commencement date of the term of the lease and the fact that the lease is in full force and effect, if such is the case, and that there are no set-offs or other claims against the other or stating those claims which either might have against the other.

                  Section 26.2 Upon request by the LANDLORD, the TENANT agrees to execute a memorandum of this lease in recordable form which memorandum shall set forth the commencement dates of the lease and the lease and the subordination of the lease to a permanent first mortgage to be held by Crossways Capital II or other institutional lender.

                                  ARTICLE XXVII

                                    SECURITY

                  Section 27.1 TENANT shall deposit with LANDLORD the sum of $36,986.67 as security for the faithful performance and observance by TENANT of the terms, provisions and conditions of this lease. It is agreed that in the event TENANT defaults in respect of any of the terms, provisions and conditions of this lease, including but not limited to the payment of rent and additional rent, LANDLORD may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which TENANT is in default or for any reason of TENANT'S default in respect of any of the terms, covenants and conditions of this lease, including but not limited to any damages or deficiency in the reletting of the premises, whether such damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by LANDLORD. In the event that TENANT shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to TENANT after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to LANDLORD. In the event of a sale of the land and building, LANDLORD shall have the right to transfer the security to the vendee provided notice is sent to the TENANT of such transfer and LANDLORD shall thereupon be released by TENANT from all liability for the return of such security; and the TENANT agrees to look to the new LANDLORD solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new LANDLORD. TENANT further covenants that it will not assign or encumber or attempt to assign the monies deposited herein as security and that neither LANDLORD not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Provided TENANT is not in default under the terms, covenants and conditions of this lease, all applicable security monies shall be returned within thirty (30) days of the expiration of this lease.

                                 ARTICLE XXVIII

                                     BROKER

                  Section 28.1  TENANT represents that it dealt only with

Steven Fine Associates Inc., as broker in connection with this transaction at 415 Crossways Park Drive, Woodbury, New York and TENANT agrees to indemnify LANDLORD against any claims or expenses which the LANDLORD may incur by reason of the TENANT having dealt with any other broker in connection with this transaction at 415 Crossways Park Drive, Woodbury, New York.

                  LANDLORD represents that Steven Fine Associates, Inc. represented to the LANDLORD that they were authorized to negotiate on behalf of Uniforce Services, Inc. and LANDLORD will further represent that it dealt only with Steven Fine Associates, Inc. as broker in connection with this transaction at 415 Crossways Park Drive and LANDLORD agrees to indemnify TENANT against any claims or expenses which the TENANT may incur by reason of the LANDLORD having dealt with any other broker in connection with this transaction at 415 Crossways Park Drive, Woodbury, New York.

                                  ARTICLE XXIX

                                      SIGNS

                  Section 29.1 TENANT, at TENANT'S sole cost and expense shall be responsible for all signage associated with TENANTS'S use and occupancy of the Demised Premises.

                  Section 29.2 TENANT shall not maintain or display any sign, lettering or lights on the exteriors of the Demised Premises, unless approved by LANDLORD in writing. TENANT may provide and maintain a proper sign or signs on the exterior of the Demised Premises of such size, color, design and location as approved by LANDLORD. No rights to use of the outer walls or the roof of the Demised Premises are granted to TENANT without LANDLORD'S written consent.

                  TENANT shall be liable for any damages or injuries to the structure and building occasioned by such signs or installation or removal thereof.

                  Section 29.3 LANDLORD agrees that it will not withhold its consent to a sign similar to other signs on buildings owned by LANDLORD in the Nassau Crossways International Plaza.

                  Section 29.4 TENANT shall, at its own cost and expense, obtain any governmental approvals necessary for any sign installed by TENANT in accordance with the other provisions of the Article.

                                   ARTICLE XXX

                                  HOLDING OVER

                  Section 30.1 TENANT covenants that it will vacate the Premises immediately upon the expiration or sooner termination of this lease. If the TENANT retains possession of the Premises or any part thereof after the termination of the term, the TENANT shall pay the LANDLORD Annual Basic Rent at 150% of the monthly rate specified in Section 3.1 for the time the TENANT thus remains in possession and, in addition thereto, shall pay the LANDLORD for all reasonable damages, consequential as well as direct, sustained by reason of the TENANTS'S retention of possession. If the TENANT remains in possession of the Premises, or any part thereof , after the termination of term, such holding over shall, at the election of the LANDLORD expressed in a written notice to the TENANT and not otherwise, constitute a renewal of this lease for six months. The provisions of this Section do not exclude the LANDLORD'S rights of re-entry or any other right hereunder, including without limitation, the right to refuse 150% of the monthly rent and instead to remove TENANT through summary proceedings for holding over beyond the expiration of the term of this lease.

                                  ARTICLE XXXI

                          ENVIRONMENTAL REPRESENTATION

                  Section 31.1 In the event the New York State Department of Environmental Conservation, The Federal Environmental Protection Agency or the Nassau County Health Department shall determine that there exists an environmental condition in the building of which the Demised Premises form a part which makes the building uninhabitable (unless such condition has been caused by the TENANT), then unless LANDLORD shall correct such condition within five (5)
business days of the receipt of notice thereof, TENANT may, within five (5) after the expiration of such five (5) business day period, notify LANDLORD that TENANT is canceling this Lease effective thirty (30) days from the date of such notice. TENANT shall vacate the Demised Premises on or before the end of such thirty (30) day.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                            INDUSTRIAL & RESEARCH ASSOCIATES CO.

                                            BY:________________________________


                                            UNIFORCE STAFFING SERVICES, INC.

                                            BY:________________________________

                                   EXHIBIT - C
                                   WORK LETTER

                         UNIFORCE STAFFING SERVICE INC.
                             415 CROSSWAYS PARK WEST

                               WOODBURY, NY 11797
                                December 1, 1995

                             Revised January 5, 1996

1.      PARTITIONING

All partitions provided by the Landlord shall consist of 5/8" gypsum board applied to 2-1/2" metal studs and shall extend to the underside of the acoustical ceiling grid, except the partions of the board room, computer room and production area which shall extend to the underside of the slab above. Sound attenuating insulation shall be provided where indicated on the plan attached. Demising partitions shall consist of 5/8" gypsum board applied to 2 1/2" metal studs 16" o/c. with sound attenuating insulation and shall extend from the concrete floor slab to the underside of the floor above. The amount of such partitioning shall be as indicated on the plan attached.

Fire rated enclosures of all columns, air shafts and emising partitions shall be constructed in occurrence with the requirements of the New York State Uniform Fire Prevention and Building Code.

2.      DOORS AND BUCKS

All new interior doors of the office area shall be 3'-0" x 7'-0" solid core wood doors with stain grade birch veneers and knock down metal door bucks, except, doors of the reception area, board room and executive suite which shall be 3'-0" x 8'-0" solid core birch veneers, this shall include door numbers 100, 1010, 103, 104, 105, 108, 112 to 118. Landlord shall furnish and install building standard lever hardware (stain chrome finish) and wall stops on all new and/or existing doors. This hardware shall conform to the requirements of the Americans With Disability Act. A maximum of five locksets shall be provided as part of this workletter. New entrance vestibule shall include two (2) pair of 3-0" x 7'-0" aluminum and glass doors, transom and sidelights as indicate don the plan attached.

3.      PAINTING AND FINISHES

All partitions provided by the Landlord shall be painted with light colors only, using Benjamin Moore flat paint. Type I vinyl wallcovering shall be furnished and installed where noted on the plan attached, which shall include the reception area, board room, two (2) executive offices and secretarial area, kitchen, toilets, and executive corridor. Ceramic tile shall be furnished and installed on the wet walls of the two (2) gang toilets.

All selections shall be made from Landlord's building standard samples.

4.      FLOORING

Landlord shall furnish and install upgraded carpeting with an installed allowance of $15.50 per square yard throughout the Demised Premises except, carpeting with an installed allowance of $17.50 per square yard, shall be furnished and installed where indicated on the plan attached, this shall include the reception are, board room, two (2) executive offices and secretarial are, and executive corridor. Landlord shall include the installation of an 18" carpet border in the board room. all partitions provided by the landlord shall receive 4" vinyl cove base unless otherwise indicated in this workletter. Vinyl composition floor title shall be furnished and installed in the kitchen area, file room and production are. Ceramic floor tile and 4" ceramic cove base shall be furnished and installed in the private toilets and gang toilets. All sections shall be made from Landlord s building standard samples.

Landlord shall furnish and install a used 24" x 24" raised computer flooring with entrance ramp and railings. This system shall include 8" pedestals and a maximum of 20 cut outs.

5.      CEILING

Landlord shall furnish and install a new 2'-0" x 4'-0" suspended acoustical ceiling grid with Armstrong Second Look II tile throughout the Demised Premises, except, Armstrong 705, 2'-0" x 2'-0" directional fissured tile, with tegular edges shall be furnished and installed where indicated on the plan attached. Gypsum board soffits and fascias shall be furnished and install where indicated on the plan. Finish on all ceiling tiles and grid shall be white.

6.      ELECTRIC

Landlord shall furnish and install the new building standard electric outlets and circuitry in accordance with the National Electrical Code and as per plan attached. Landlord shall power wire Tenant's movable partitions as indicated on the plan attached and computer room equipment indicated on specification sheets attached. Power wiring of the e Tenant's equipment is not included unless outlined in this exhibit or indicated on plan attached. All internal wiring and outlets associated with the movable portions shall be furnished and install by the Tenant at the Tenant's sole cost and expense.

All wiring and related equipment for the Tenants's telephone, computer, security, closed circuit television and other systems shall be furnished and installed by the Tenant at the Tenants's sole cost and expense.

7.      LIGHTING

Landlord shall furnish and install 2'x4' and/or 2'x2' fluorescent lighting fixtures with first lamps throughout the Demised Premises. These fixtures shall be furnished and installed with either prismatic, 1 1/2" x 1 1/2" paracube or deep cell parabolic lenses as indicated on the plan attached. All lighting fixtures in exterior offices and/or open spaces are to be placed parallel or perpendicular to the front of this building at the Landlord's option. The purpose being that all lighting appear uniform when viewed from the exterior. Individual offices and/or open areas shall be separately switched and controlled. Landlord shall furnish and install exit signs and emergency lighting in accordance with industry standards. In addition, Landlord shall furnish and install recessed incandescent high hat fixtures where indicated on the plan attached.

Tenant shall supply and Landlord shall install wall sconces where indicated on the plan attached with electrical power and switching where indicated on the plan attached.

8.      HEATING, VENTILATION AND AIR CONDITIONING

Landlord shall furnish and install a new heating, ventilation and air conditioning system through out the Demised Premises, in addition to a hot water baseboard heating system. This system shall include gas fired heating and electric cooling. Landlord shall furnish and install Honeywell T-7300 thermostats and remote sensors. The general design criteria for air conditing shall be 74 degrees F. inside when the outside temperature is 95 degrees F. Heating shall provide 70 degrees inside when the outside temperature is 5 degrees F. In addition, Landlord shall furnish and install a dedicated 5 ton cooling unit for the computer room area.

Rooftop exhaust fans shall be furnished and installed by the Landlord for the gang toilets, kitchen and in the production area for the sealer unit. Individual exhaust fans shall be furnished and installed in the three (3) private toilets.

Hot water baseboard heat shall be furnished and install at exterior perimeter curtain wall only.

9.      SPRINKLERS

Landlord shall furnish and install a wet pipe fire sprinkler throughout the Demised Premises. The shall include building standard chrome, pendant type sprinkler heads, installed in accordance with industry standards.

10.     MISCELLANEOUS

Landlord shall furnish and install the following items as indicated on the plans attached:

        1.       Building standard window treatment on all exterior windows.

        2. Coat closet shall receive one (1) melamine shelf and stainless steel rod.

         3. Building standard upper and lower kitchen cabinets with counter top, sink, hot and cold water in the lunch room and executive areas.

         4.       Building  standard toilet  accessories  shall include
                  toilet  partitions,   toilet  paper  holder,  mirror,
                  sanitary napkin disposal, and soap dispenser.

         5. One (1) 4'x8' plywood panel for mounting of telephone equipment in the telephone closet.

         6. Construct a Formica reception desk and countertop at the front entrance and executive suite.

         7. Interior glazing for sidelights and transom windows with 1/2" aluminum stops and 1/4" clear glass.

         8.       Motorized overhead garage door with three button controls.

         9.       Glass block in computer room.

         10. One (1) exterior window with insulated glass in the marketing office.

         11.      Buffet Countertop in Board Room.

Tenant shall provide and install the following items at the Tenant's sole cost and expense:

         1. All furniture and equipment, including and secretarial work stations unless otherwise indicated in this exhibit.

         2.       All signage and interior directories.

         3.       All built-in cabinetry work including bookshelves.

         4.       Fire and smoke detection system.

         5.       Appliances and vending machines.

         6.       Movable partitions, workstation, and work surfaces.

11.     NOTES

Tenant shall provide to the Landlord, within fourteen (14) working days from he signing of this agreement, all finishes and special requirements for electrical outlets indicated, blocking or finishes so as not to delay the construction schedule.

All subcontracts hired by the Tenant shall coordinate schedules and moves with the Landlord's office to ensure a smooth and controlled construction sequence.

All revisions, changes orders and/or delays caused as a result of modification by the Tenant and or consultants shall be paid by the Tenant and shall not modify the date of possession and the commencement of rent payments by the Tenant.

All work of this construction shall be completed during normal business hours.

Tenant shall review and approve the layout of floor tracks prior to erection of metal studs. Tenant may at this time only make minor revision to this layout without additional cost, providing such revisions do not increase the overall amount of partitioning work.

12.     TENANT EXTRAS

At the option of the Tenant, the following items and related cost shall be paid by the Tenant and shall be included as part of this work letter:

        Door 103 and 112 to be a pair of 3'-0" x 8'-0" twelve (12) light

        French doors with wire pulls.  ADD $6,655.00

        Construction of one (1) additional  executive  toilets indicated located
        at door 107 and 109.           ADD $7,260.00

        Installation of 12" x 12" imitation marble tiles in the reception area and entrance foyer and toilet other executive suite and on the face of the decorative light column. Total area shall not exceed 600 square
        feet.                          ADD $8,566.00

Payment for all extras shall be paid upon completion of work.

                                 END OF SECTION

                                   Exhibit "D"

The following is a summary of duties to be performed by our personnel during their tour of duty at the above mentioned location including the demised
Premises:

HOURS:

        Our employees will report to work at the close of regular office hours after 5 P.M., five nights each week, with the exception of all legal holidays. At the termination of their duties, they will extinguish all lights, close all windows, set electrical protection devices, and lock all doors.

GENERAL CLEANING - FIVE NIGHTS WEEKLY:

        Sweep all composition flooring with treated dust mops, if any.

        Empty all waste and trash receptacles. Remove contents to receptacles provided by the building for further disposal.

        Empty and clean all ashtrays.

        Wash and rinse terrazzo floors, main lobby and entrance area with neutral cleaner, if any.

        Vacuum all carpeting in building. Spot clean if necessary.

        Sweep staircase and landing. Wash as necessary.

        Spot clean fingermarks from walls, doors, trim, light switches and fire exits.

PERIODIC CLEANING:

        Perform   hi-dusting   of   all   walls,    overhead   pipes,    ledges,
        air-conditioning louvers and ducts twice each year.

        Sweep entrances to building daily.

        Police parking lot and remove paper and debits twice each week.

WINDOW CLEANING:

        Wash all windows in the building on the outside and inside every four months. First floor lobby once every month.

        Clean glass entrance doors daily.

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        All safety  regulations  will be rigidly adhered to as prescribed by New
        York Labor Department. Ladders and safety belts are constantly inspected to prevent accidents.

        Clean and sanitize water fountains.

        Wash and clean all glass, directory board glass, telephone booth and entrance doors.

        Keep all metals and Formica interiors an exteriors of all elevator walls, doors and frames in a clean condition.

        Maintain all walls in main lobby and hallways in a clean condition.

        Clean all lights and glass in lobby once every week.

        Our personnel will be instructed to submit to our office any condition of faulty equipment, plumbing, locks, electrical appliances, evidence of vermin or any other irregularities.

LAVATORIES - FIVE NIGHTS WEEKLY:

        Sweep, wash and disinfect all lavatory floors throughout the entire building each night.

        Empty all wastepaper and sanitary disposal cans and remove to a designated area for removal.

        Scour and disinfect all toilets bowls, urinals and hand basins.

        Wash and disinfect and dry all toilets seats.

        Maintain all metal pipes, bright work, mirrors, shelves, cabinets and dispensers in a clean condition.

        Keep toilet partitions and tile walls in a clean condition.

        Refill all toilet tissue, hand soap, hand towels and sanitary napkin dispensers as required.

        Machine scrub and rinse all tile washroom floors, as required, each month.

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

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

TENANT and TENANT'S servants, employees, agents, visitor and licensees shall observe faithfully and comply strictly with the rules and regulations, as follows:

     1. The sidewalks, entrances, passages, courts, elevators, stairways, corridors or halls of the building, shall not be obstructed or encumbered by any TENANT or used for any purpose other than ingress and egress to and from the Demised Premises.

     2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the LANDLORD. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of the LANDLORD. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of the LANDLORD. The TENANT shall install such blinds or draperies as the LANDLORD shall designate, which shall be of a quality, type, design and color and attached in a manner designated by the LANDLORD.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any TENANT of any part of the outside of the Demised Premises or the windows thereof, or building without the prior written consent of the LANDLORD. In the event of the violation of the foregoing by the TENANT, LANDLORD may remove same without any liability, and may charge the expense incurred by such removal to the TENANT or TENANTS violating this rule.

     4. The doors between the Demised Premises and the halls, passageways or other public places in the building, shall not be covered or obstructed by any TENANT, nor shall any bottles, parcels or other articles be placed on the window sills.

     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building, not placed in the halls, corridors or vestibules.

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
     6. The water and wash closets and other plumbing fixtures shall not be used for any other purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be throw therein.

     7. No TENANT shall mark, paint, drill into or in any way deface any part of the exterior of the Demised Premises, or the building of which they form a part. No boring, cutting or stringing of wires on the exterior of the Demised Premises shall be permitted except with the prior written consent of the LANDLORD, and as the LANDLORD may direct. LANDLORD agrees that such consent and/or direction shall not be unreasonably withheld or delayed.

     8. No bicycles or vehicles of any kind shall be brought into or kept in or about the Demised Premises, and no cooking shall be done, except by use of a microwave, or permitted by any TENANT on the Demised Premises, except that TENANT or TENANT'S employees may make coffee, tea, etc., in the employees' lounge area. No TENANT shall allow the smoking of cigars and/or pipes by employees or invites within the building or within the Demised Premises. In addition, no TENANT shall allow the smoking of cigarettes by employees or invites in public hallways, corridors or vestibules within the building. No TENANT shall cause any objectionable odors to be produced upon and to permeate from the Demised Premises.

     9. No space in the building shall be used for manufacturing or for the storage of merchandise that will be sold at auction.

     10. No TENANT shall make any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises, whether by the use of any musical instruments, radio, talking machines, unmusical noises, whistling, singing, or in any other way. No TENANT shall throw anything out of the doors, windows, or skylights, or down the passageways.

     11. No TENANT or any of the TENANT'S servants, employees or agents, shall at any time bring or keep upon the Demised Premises any inflammable, explosive fluid, chemical or substance.

Notwithstanding the above, TENANT shall be permitted to keep normal and usual cleaning fluids and office supplies within the Demised Premises so long as said fluids and supplies do not violate any environmental laws and are kept in manufacturer's approved containers.

     12. Each TENANT must, upon the termination of his tenancy, restore to the LANDLORD all keys of stores offices, and toilet rooms, either furnished to or otherwise procured by, such TENANT.

     13. No TENANT shall engage or pay any employees on the Demised Premises except those actually working for such TENANT on the Demised Premises.

     14.  This Section  Deleted.

     15. Each TENANT before closing and leaving the Demised Premises at any time shall see that windows are closed.

     16. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     17. The requirements of TENANTS will be attended to only upon application at the office of the building. Employees of the LANDLORD shall not perform any work or do anything outside of their regular duties, unless under special instruction from the office of the LANDLORD.

     18. Canvassing, soliciting and peddling in the buildings is prohibited and each TENANT shall use its best efforts to prevent the same.

     19. There shall not be used in any space, either by any TENANT or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     20. No aerial shall be erected on the roof or exterior walls of the Demised Premises, or on the grounds.

     21.  TENANT agrees to comply with all such rules and  regulations  upon ten
(10) days notice to TENANT from LANDLORD, unless same shall be submitted to arbitration.

     22. No radio or television or other similar device shall be used which can be heard by other tenants of the building. No aerial shall be erected on the roof or exterior walls of the premises, or on the ground.

     23. No TENANT shall cover the floors of the Demised premises with any material other than carpeting of a similar grade to that originally installed by the LANDLORD.
     24. TENANT agrees to comply with all such rules and regulations upon notice to TENANT from LANDLORD or upon posting of same in such place within the building as LANDLORD may designate. Said posted shall take place in the rear lobby of the building.

     25. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any TENANT, nor shall any changes be made in existing locks or the mechanics thereof. Each TENANT must, upon the termination of his tenancy, restore to the LANDLORD all keys of offices and toilet rooms, either furnished to, or otherwise procured by such TENANT and in the event of the loss of any keys, so furnished, such TENANT shall pay to the LANDLORD the cost thereof. TENANT shall, with prior written notice to the LANDLORD, be permitted to install a security system. TENANT shall provide access to the LANDLORD to the Demised Premises at all times for repairs and for LANDLORD'S cleaning service.

     26.  This Section Deleted.

     27. No TENANT shall occupy or permit any portion of the premises demised to him to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or pay any employees on the Demised Premises, except those actually working for such TENANT on said Premises, nor advertise for laborers giving an address at said premises.

     28. No TENANT shall purchase spring water, ice, towels or other like service from any company or persons not approved by the LANDLORD. LANDLORD agrees not to unreasonably withhold its approval of any such vendor.

     29. LANDLORD shall have the right to prohibit any advertising by any TENANT, which in LANDLORD'S opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from LANDLORD, TENANT shall refrain from or discontinue such advertising, except for sublease advertising.

     30. TENANT agrees that extraordinary waste, such as crates, cartons, boxes, furniture and equipment, construction debris, etc., shall be removed from the Real Property by TENANT, at TENANT'S own costs and expense. At no time shall TENANT place any waste of any kind in any public areas. If TENANT shall place any waste in the public areas, the parties agree that everything so placed is abandoned and of no value to TENANT, and LANDLORD may have the same removed and disposed of at TENANT'S expense. This remedy is in addition to any other remedies the LANDLORD may have therefor.

     31. Wastepaper baskets used in conjunction with Tenant's Demised Premises may be filled with paper products only. No liquids or other items may be disposed of in same.